EXHIBIT 10.25A

                       SCHEDULE OF STOCK OPTION AGREEMENTS
                    SUBSTANTIALLY IDENTICAL TO EXHIBIT 10.25

1. Stock Option Agreement dated June 15, 1998, between the Company and Kevin Burnett for 15,000 shares of Common Stock, with 7,500 shares at an exercise price of $3.00 per share and 7,500 shares at an exercise price of $5.00 per share.

2. Stock Option Agreement dated June 15, 1998, between the Company and Jeff Smit for 20,000 shares of Common Stock, with 10,000 shares at an exercise price of $3.00 per share and 10,000 shares at an exercise price of $5.00 per share.